UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2006
TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:     (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	1

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Item 8.01.	Other Events
     Restatement and Review and Analysis of Prior Periods
     As previously reported in the Form 12b-25 Notification of Late Filing of Annual Report on Form 10-K for the year ended December 31, 2005 (the “10-K Form 12b-25”) and in the Current Report on Form 8-K (the “March 17 Form 8-K”) filed by Tekelec (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 17, 2006, the Company could not file with the Commission its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) by the prescribed due date of March 16, 2006 due to its ongoing review and analysis of certain accounting matters. As was also previously reported in the 10-K Form 12b-25, the March 17 Form 8-K, the Current Report on Form 8-K filed by the Company with the Commission on February 21, 2006, and the Current Report on Form 8-K filed by the Company with the Commission on April 19, 2006 (the “April 19 Form 8-K”) (collectively, the “Prior Reports”), the Company has determined that it will restate its previously issued financial statements for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters and year-to-date periods therein, and (iii) the nine months ended September 30, 2005 and each of the quarters and year-to-date periods therein.
     This portion of this Current Report on Form 8-K updates certain information provided in the April 19 Form 8-K regarding two of the five categories of errors that the Company expects to address in the restatement of its financial statements. The other three categories of errors that the Company expects to address in the restatement of its financial statements are described in the April 19 Form 8-K.
1. Accounting for Customer Warranties: In connection with the sale of each product, the Company provides a one-year warranty free of charge. The Company has historically accrued the cost of providing the warranty rather than deferring a portion of the revenue as would generally be required for postcontract customer support (“PCS”) arrangements under SOP 97-2. This historical accounting was based on the belief that the Company met the specific exception for this type of warranty accounting under paragraph 59 of SOP 97-2. The Company’s current conclusion is that it does not meet this exception because the Company regularly provides limited upgrades and enhancements as a part of the warranty. Accordingly, the revenue allocated to the warranty portion of such sales needs to be deferred and recognized ratably over the life of the warranty. Although the Company has not yet completed its review and analysis of this matter, the Company anticipates that this change will have a material impact, in the range of 3% or less of the Company’s annual net revenues in any given fiscal year, for each of the years ended December 31, 2001 to December 31, 2005. Specifically, the Company estimates that approximately $8 million to $11 million of net revenue that was previously recognized during these periods will be deferred at December 31, 2005 and recognized as revenue in later periods (as of the date of the filing of the April 19 Form 8-K, the Company was not in a position to provide the foregoing estimates). The final net revenue deferral at December 31, 2005 resulting from the accounting for customer warranties described in this Item 1 may vary from the current estimate of $8 million to $11 million, because the deferral is dependent in part on the final adjustment to previously reported revenue resulting from the adoption of the “residual method” for revenue recognition as described in the April 19 Form 8-K under the heading

“Revenue Recognition related to the Proper Application of Vendor Specific Evidence (‘VSOE’) under Statement of Position 97-2 ‘Software Revenue Recognition’ (‘SOP 97-2’).”
2. Revenue Recognition Related to the Proper Accounting for Penalties in Customer Contracts: Historically, the Company deferred revenue when it determined that a penalty associated with product delivery may have been “incurred” based on a probability assessment as to whether the penalty would be asserted. Although the Company’s assessments were generally accurate, the Company now believes that SOP 97-2 requires that all product revenue subject to forfeiture as a result of the penalties be deferred until the customer’s legal right to assert the penalty has expired, independent of the probability that the penalty would be asserted. The Company believes that, as a result of this change, approximately $5 million to $7 million of revenue that was previously recognized from 2001 to 2005, related primarily to Network Signaling Group sales, must be deferred at December 31, 2005 and recognized in the future period in which the customer’s right to assert the penalty terminates (as compared to approximately $6 million to $8 million of revenue estimated by the Company as of the date of the filing of the April 19 Form 8-K). If these customers assert their rights to these penalties, all or a portion of these deferred revenues may not be recognized. The net impact of the revenue deferral due to the penalty provisions may be less than currently estimated, because some portion of the adjustment may have already been made in connection with the restatement item relating to the adoption of the “residual method” for revenue recognition as described in the April 19 Form 8-K under the heading “Revenue Recognition related to the Proper Application of Vendor Specific Evidence (‘VSOE’) under Statement of Position 97-2 ‘Software Revenue Recognition’ (‘SOP 97-2’).”
     Internal Control over Financial Reporting
     As previously disclosed in the March 17 Form 8-K, in the April 19 Form 8-K and in the 10-K Form 12b-25, the Company’s management has concluded that as of December 31, 2004, the Company did not maintain effective controls to ensure the appropriate classification of customer service costs, and that this control deficiency constituted a material weakness. Management has not yet completed its assessment of internal control over financial reporting as of December 31, 2005, including controls related to revenue recognition and other financial presentation and disclosure matters described above and in the Prior Reports. In addition to the one material weakness as of December 31, 2004, which related to the appropriate classification of customer service costs, the Company is likely to identify control deficiencies that may constitute material weaknesses as of December 31, 2004 and/or December 31, 2005, as a result of the accounting matters discussed above in this Current Report on Form 8-K and in the Prior Reports. The presence of one or more material control weaknesses would preclude management from concluding that internal control over financial reporting is effective.
     Form 12b-25
     As a result of the Company’s ongoing review and analysis of accounting matters as described above and in the Prior Reports, the Company cannot file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “First Quarter 2006 Form 10-Q”) by the prescribed due date of May 10, 2006. The Company will therefore file with the Commission on May 11, 2006 a Form 12b-25 Notification of Late Filing of Quarterly Report on Form 10-Q for the quarter ended March 31,

2006 (the “10-Q Form 12b-25”) indicating that the First Quarter 2006 Form 10-Q cannot be timely filed. The 10-Q Form 12b-25 will also indicate that the Company will not be in a position to file the First Quarter 2006 Form 10-Q by May 15, 2006, but that it is working expeditiously to file the First Quarter 2006 Form 10-Q as soon as possible after the filing of the 2005 Form 10-K. The Company currently anticipates filing the 2005 Form 10-K on or before May 30, 2006 and the First Quarter 2006 Form 10-Q on or before June 30, 2006. These anticipated filing dates constitute the Company’s best estimates as of the date of this filing as to when it will be able to file its 2005 Form 10-K and First Quarter 2006 Form 10-Q. Because the restatement process involves a number of variables outside the Company’s control, including the audit process of the Company’s independent registered public accounting firm, the Company’s estimates as to these filing dates is subject to change.
     Nasdaq Stock Market Listing
     In the Company’s Current Report on Form 8-K filed with the Commission on March 23, 2006 (the “March 23 Form 8-K”), the Company disclosed that it had received a “notice of delisting” from The Nasdaq Stock Market (the “Nasdaq”) indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) as a result of the Company’s failure to timely file the 2005 Form 10-K with the Commission. In the March 17 Form 8-K, the Company also disclosed certain potential adverse consequences associated with any delisting of its Common Stock.
     As reported in the April 19 Form 8-K, following receipt of the notice of delisting, the Company requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Nasdaq’s delisting determination and to request that the Nasdaq continue the listing of the Company’s Common Stock and grant to the Company an extension of time in which to comply with the Nasdaq listing standards. On April 20, 2006, the Company appeared before the Panel and, on May 5, 2006, the Nasdaq notified the Company that the Panel has determined to grant the Company’s request that the Nasdaq continue the listing of the Company’s Common Stock on the Nasdaq National Market, subject to the condition that the Company file with the Commission, on or before July 17, 2006, the 2005 Form 10-K, all required restatements and the First Quarter 2006 Form 10-Q.
     Indenture
     As disclosed in the March 17 Form 8-K, the Company currently has $125 million outstanding of 2.25% Senior Subordinated Convertible Notes due June 2008 (the “Notes”) which were issued under an Indenture dated as of June 17, 2003 (the “Indenture”) between Deutsche Bank Trust Company Americas (the “Trustee”) and the Company. As previously reported in the Current Report on Form 8-K filed by the Company with the Commission on April 5, 2006 (the “April 5 Form 8-K”), the Company, as of the close of business on March 31, 2006, is in default of its obligation under Section 7.04 of the Indenture to file with the Trustee the 2005 Form 10-K within 15 days after the prescribed due date for the filing with the Commission. As also reported in the April 5 Form 8-K, the Company had received a letter dated April 1, 2006 in which certain entities, representing that they beneficially owned more than 25% in aggregate principal amount of the Notes then outstanding, gave the Company notice of, and demanded that the Company remedy, such default under Section 7.04 of the Indenture. As reported in the April 5 Form 8-K, if the Company does not file the 2005 Form 10-K with the Trustee within 60 days after April 1, 2006 (i.e., on or before May 31, 2006) and unless a waiver is obtained from the holders of more than 50% in aggregate principal amount of the Notes, then an “Event of Default” will occur under the Indenture, and either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding can, by written notice to the Company (and to the Trustee if notice is given by the holders), declare the principal of the Notes and interest accrued thereon to be immediately due and payable.
     Because of the Company’s failure to timely file the First Quarter 2006 Form 10-Q with the Commission, the Company will not be in a position to timely deliver the First Quarter 2006 Form 10-Q to the Trustee as required by the Indenture. The Company’s failure to timely deliver the First Quarter 2006 Form 10-Q to the Trustee on or before May 25, 2006 will result in an additional default under the Indenture which, if not cured or waived within 60 days after any notice of such default is delivered to the Company by the Trustee or by the holders of 25% or more in aggregate principal amount of the Notes, will allow the Trustee or such holders to accelerate the payment of indebtedness under the Indenture.
     As reported in the March 17 Form 8-K and in the April 5 Form 8-K, the Indenture also provides that if the Company’s Common Stock ceases to be listed on the Nasdaq National Market, any holder of Notes may require the Company to redeem the holder’s Notes in accordance with the terms of the Indenture. As reported above in this Current Report under “Nasdaq Stock Market Listing” and although the Company is not currently in compliance with Nasdaq Marketplace Rule 4310(e)(14), a Nasdaq Listing Qualifications Panel has determined to continue the listing of the Company’s Common Stock on the Nasdaq National Market, subject to the condition that the Company file with the Commission, on or before July 17, 2006, the 2005 Form 10-K, all required restatements and the First Quarter 2006 Form 10-Q.
     Line of Credit
     The Company currently has a $30 million line of credit with Wells Fargo Bank, N.A. (the “Bank”) under a Credit Agreement dated as of December 15, 2004, as amended (the “Credit Agreement”), between the Company and the Bank. The Company’s failure to deliver to the Bank on or before June 30, 2006 the financial statements of the Company to be included in the 2005 Form 10-K and in the First Quarter 2006 Form 10-Q, as well as any permitted acceleration or redemption of the Company’s indebtedness under the Indenture, will result in a default under the Credit Agreement which, if not waived by the Bank, will entitle the Bank to require repayment of all amounts outstanding under the line of credit and to terminate future lending under the Credit Agreement. There is currently outstanding one letter of credit in the amount of $200,000 under the line of credit.
     At March 31, 2006 and as reported in the press release attached as Exhibit 99.1 to the April 19 Form 8-K, the Company had approximately $245 million in cash and marketable investments. The Company believes that such assets are sufficient to meet any liquidity requirements arising as a result of any required repayment by the Company under the Credit Agreement and/or the Indenture.

FORWARD-LOOKING STATEMENTS
     Certain statements made in this Form 8-K are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) and other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in its 2004 Form 10-K and other Commission filings, include, among others, the impact on future operating results in the event of additional restatements or other adjustments in its historical consolidated financial statements beyond those described in the Company’s Prior Reports and in this Current Report on Form 8-K; the impact on future operating results of changes in revenue recognition described in this Form 8-K and in the Prior Reports; the Company’s failure to timely file with the Commission its 2005 Form 10-K and the resulting default by the Company with respect to the Notes; the Company’s failure to timely file with the Commission its First Quarter 2006 Form 10-Q and any resulting default by the Company with respect to the Notes; and the Company’s failure to comply with the listing requirements of The Nasdaq Stock Market as a result of the Company’s failure to timely file with the Commission either the 2005 Form 10-K or the First Quarter 2006 Form 10-Q. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: May 11, 2006	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

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